EX-99.77Q1(a) - Exhibits; Copies of any material amendments to the registrant's charter or by-laws
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     Amendment No. 38 dated November 9, 2006 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(39) to Post-Effective Amendment No. 143 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on December 21, 2006 (Accession No. 0000950123-06-015465).

     Amendment No. 39 dated December 14, 2006 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(40) to Post Effective Amendment No 159 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on June 12, 2007 (Accession No. 0000950123-07-008564).


     Amendment No. 40 dated December 14, 2006 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(41) to Post Effective Amendment No 159 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on June 12, 2007 (Accession No. 0000950123-07-008564).


     Amendment No. 41 dated February 8, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(42) to Post Effective Amendment No 159 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on June 12, 2007 (Accession No. 0000950123-07-008564).


     Amendment No. 42 dated March 15, 2007 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(43) to Post Effective Amendment No 159 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on June 12, 2007 (Accession No. 0000950123-07-008564).